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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION


                              WASHINGTON, DC 20549



                                    FORM 8-K



     PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JUNE 13, 2002



                             INTERPHASE CORPORATION
             (Exact name of registrant as specified in its charter)


         TEXAS                                        75-1549797
(State of incorporation)                 (IRS Employer Identification No.)


                        13800 SENLAC, DALLAS, TEXAS 75234
                    (Address of principal executive offices)


                                 (214) 654-5000
              (Registrant's telephone number, including area code)



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Item 4. Changes in Registrant's Certifying Accountant

On June 13, 2002, the Audit Committee of the Board of Directors of Interphase Corporation ("Interphase") authorized (1) the engagement of PricewaterhouseCoopers LLP as the independent auditors for Interphase for the calendar year 2002 and (2) the dismissal of Interphase's existing independent auditors, Arthur Andersen LLP ("Andersen").

During the two fiscal years ended December 31, 2001, and the subsequent interim period through June 13, 2002, the date of the dismissal of Andersen, (1) there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Andersen, would have caused Andersen to make reference in connection with its report to the subject matter of the disagreement and (2) Andersen has not advised Interphase of any reportable events as defined in paragraphs (A) through (D) of Regulation S-K
Item 304 (a)(1)(v).

The accountant's report of Andersen on the consolidated financial statements of Interphase and its subsidiaries as of and for the years ended December 31, 2001 and 2000 did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles. A letter from Andersen is attached hereto as Exhibit 16.1.

During the two fiscal years ended December 31, 2001, and the subsequent interim period through June 13, 2002, PricewaterhouseCoopers LLP has not been consulted by Interphase, or by anyone on Interphase's behalf, regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the financial statements of Interphase.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

         (a)      Not Applicable.

         (b)      Not Applicable.

         (c)      Exhibits.

                  16.1 Letter of Arthur Andersen LLP regarding change in certifying accountant.







                                        2


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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          INTERPHASE CORPORATION (Registrant)

Date:     June 19, 2002                   By:  /s/ Steven P. Kovac
                                             ----------------------------------
                                             Steven P. Kovac
                                             Chief Financial Officer and
                                             Vice President of Finance



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                                  EXHIBIT INDEX


EXHIBIT
NUMBER                     DESCRIPTION
-------                    -----------
  16.1       Letter of Arthur Andersen LLP regarding change in
             certify accountant.